EXHIBIT 24.1

Independent Auditors Consent



We consent to the incorporation by reference in this Registration Statement of Saratoga Brands Inc. on Form S-8 of our report dated April 6, 1999, appearing in the Annual Report on Form 10-KSB of Saratoga Brands Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP
Parsippany, New Jersey
August 11, 1999